Exhibit No. 32.1
CERTIFICATION

In connection with the Annual Report of BoomJ, Inc. (the “Company”) on Form 10-KSB for the year ending December 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), we, Robert J. McNulty, President and Chief Executive Officer and Mark V. Noffke, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

March 31, 2008	/s/ Robert J. McNulty
Robert J. McNulty, Principal Executive Officer

March 31, 2008	/s/ Mark V Noffke
Mark V. Noffke, Principal Financial Officer